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Exhibit 5.5

CONSENT OF MACLEOD DIXON LLP

We refer to the Registration Statement on Form F-10 of Hurricane Hydrocarbons Ltd. dated November 29, 2002 (the "Registration Statement").

We hereby consent to the reference to our firm in the prospectus included in this Registration Statement on Form F-10, to be filed with the United States Securities and Exchange Commission, under the headings "Income Tax Considerations — Canadian Federal Income Tax Considerations" and "Legal Matters".

/s/ Macleod Dixon LLP
November 29, 2002
Calgary, Alberta

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CONSENT OF MACLEOD DIXON LLP